UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2007

(Date of Report)

February 12, 2007

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 13, 2007, Mary Laschinger, 46, was promoted to senior vice president of International Paper Company (the “Company”) and will serve as president of the Company’s European operations. Since 2005 Ms. Laschinger held the position of vice president – European Papers and she served as vice president—wood products from 2004 to 2005 and as vice president—pulp from 2001 to 2004.

(e) On February 12, 2007, the Company’s 2006 Management Incentive Plan was finalized and awards and payouts were approved. The 2006 Management Incentive Plan was substantially the same as our 2005 Management Incentive Plan in that each employee’s target bonus opportunity was based on his or her position level, established in reference to skill level, position experience and scope of responsibilities. The amount of payment, in relation to target opportunities as determined prospectively each year by the management development and compensation committee of the board of directors, was determined on the basis of Company, business and individual performance during 2006.

This brief summary of the 2006 Management Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the copy of the Plan which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1: 2006 Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ Maura Abeln Smith
Name:	Maura Abeln Smith
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 16, 2007

Exhibit Index

Exhibit 10.1:	2006 Management Incentive Plan.